Exhibit D-4

               BEFORE THE NEW MEXICO PUBLIC REGULATION COMMISSION

In the Matter of Public Service Company of New       )
Mexico's Transition Plan Filed Pursuant to the       )
Electric Utility Industry Restructuring Act of 1999  )
                                                     )Utility Case No. 3137
Part II - Authorizations Requested in Connection     )PART II - Separation Plan
With PNM's Separation Plan                           )
                                                     )
Public Service Company of New Mexico,                )
                                                     )
                           Petitioner.               )
                           ---------------------------

                                   APPLICATION

         Public Service Company of New Mexico ("PNM" or "Company"), a utility regulated in New Mexico by the New Mexico Public Regulation Commission ("NMPRC" or "Commission"), hereby files its application ("Application") for a final order granting all approvals required in order for the Company to separate its regulated and competitive businesses into at least two separate corporations held by a common holding company pursuant to the Electric Utility Industry Restructuring Act of 1999, SB 428, NMSA 1978, ss.ss. 62-3A-1 through 23 (1999) ("Restructuring Act" or "Act").

1.       Background and Introduction
         ---------------------------

         a. The Restructuring Act requires a public utility to file its Transition Plan no later than March 1, 2000, for Commission approval on or before December 1, 2000, to show how it intends to comply with the Act. NMSA 1978, ss. 62-3A-6(A) (1999).

         b. The transition plan must include a detailed description of the public utility's:

             (1) proposal and alternatives to separate its supply service and energy-related service assets from its distribution and transmission services assets pursuant to Section 8 [62-3A-8 NMSA 1978] of the Electric Utility Industry Restructuring Act of 1999;

             (2) associated unbundled cost-of-service studies and an explanation of all cost allocations made to the unbundled services;

             (3) proposed methodologies to allow residential and small business customers to have customer choice without requiring additional end-use metering equipment;

             (4) proposals to implement customer choice and open access;

             (5) proposed standard offer service tariffs, exclusive of price terms that shall be incorporated prior to customer choice, for residential and small business customers that do not select a power supplier pursuant to customer choice eligibility;

             (6) proposed competitive procurement process or other process for the selection of power supply for standard offer service tariffs, together with a proposed rate setting procedure. The initial procurement of power for standard offer service shall occur at least three months prior to customer choice, or earlier as determined by the commission, so that price terms can be the basis for determination of stranded costs;

             (7) proposed tariffs for distribution service for customers and competitive power suppliers, and transmission service, either on file with a federal regulatory agency having jurisdiction or as proposed by the public utility;

             (8) the projected amounts of stranded costs and transition costs sought to be recovered by the public utility;

             (9)  proposed   non-bypassable   wires   charges  for  recovery  of
             transition costs and stranded costs allocated among customer classes;

             (10) proposed system for the collection, recovery and accounting of the system benefits charge and stranded and transition costs through wires charges;

             (11) proposed customer education programs, necessary computer hardware and software modifications and meter upgrades necessary to provide open access;

             (12)   proposed   procedures   for   balancing,   settlements   and
             communications with competitive power suppliers; and

             (13)  any  other   information,   documentation   or  justification
             requested by the commission.

NMSA 1978, ss. 62-3A-6 (1999).

         c.  PNM is filing its Transition Plan in three Parts.

             o Part I, filed concurrently with this filing, requests approval by February 1, 2000, of a Class II transaction creating two subsidiary "shell" corporations required in order to set in motion certain federal filings and shareholder approvals necessary to effectuate PNM's Separation Plan ("Shell Corporation Approval" or "Part I").

             o Part II is the instant filing, and requests by June 1, 2000, all NMPRC approvals necessary for PNM to implement its Separation Plan in accordance with NMSA 1978, ss. 62-3A-6(A)(1) (1999) and other provisions of the Public Utility Act ("Separation Plan" or "Part II").

             o Part III will include all Transition Plan requirements other than its Separation Plan, will be filed no later than March 1, 2000 in accordance with the Restructuring Act and will comply with NMSA 1978, ss.ss. 62-3A-6(A)(2) through (13) (1999) ("March
                1 Filing" or "Part III").

         d. PNM is filing its Transition Plan in three parts for the following reasons:

                (1) The Restructuring Act requires all public utilities to, before January 1, 2001,

                           separate into at least two corporations, separating supply service and energy-related service consisting of generation and power supply facilities, operations and services and energy-related facilities, operations and services that are to be made available to the public pursuant to the Electric Utility Industry Restructuring Act of 1999 on a competitive unregulated basis from transmission and distribution services consisting of transmission facilities, operations and service, distribution facilities, operations and service and customer billing and metering that are to be made available to the public pursuant to that act on a regulated basis.

NMSA 1978, ss. 62-3A-8(B) (1999).

                  (2) The Act further requires public utilities to accomplish this separation "by either the creation of separate affiliated companies that may be owned by a common holding company, through the creation of separate non-affiliated corporations or through the sale of assets to one or more third parties." NMSA 1978, ss. 62-3A-8(C) (1999).

                  (3) PNM has opted to create separate affiliated companies owned by a common holding company to comply with the Act and is submitting its proposal in this application. The transition to competition will require massive organizational, institutional and operational changes by PNM. Implementation of the Separation Plan by July 1, 2000, will allow PNM six months to carry out the internal organizational changes necessary to be ready for customer choice by January 1, 2001. By phasing this change, PNM believes that the transition can be more orderly and manageable for customers, the Commission and PNM. The financings required to effectuate these changes, for which approval is requested in this Application, will be facilitated if the Commission grants approvals by June 1, 2000, and will allow PNM to implement its Separation Plan in July, 2000.

                  (4) In addition, filing its Separation Plan at this time allows PNM to coordinate this filing with those required by the United States Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Federal Communications Commission, and the Nuclear Regulatory Commission. With these filings completed, PNM can turn its attention to the balance of its Transition Plan.

                  (5) Approval and implementation of the Separation Plan will have no effect on customers' rates and service. It will be invisible to customers. All rate issues will be dealt with in Part III.

                  (6) The Act does not prohibit, and in fact is consistent with, Commission approval of a Separation Plan prior to Commission approval of the remainder of the Transition Plan. See NMSA 1978, ss. 62-3A-6(A) (1999).

                      (i) NMSA 1978,ss. 62-3A-6 (1999) of the Act requires public utilities to file a Transition Plan that complies with the Act no later than March 1, 2000, for Commission approval on or before December 1, 2000.

                      (ii)  NMSA  1978,ss.   62-3A-6(A)(1)  (1999)  of  the  Act
requires a public utility to file its proposal and alternatives to separate its supply service and energy related service assets from its distribution and transmission services assets pursuant to Section 8 of the Act. This Application sets forth the Company's Separation Plan and complies with that requirement.

          e. PNM hopes that by filing its Separation Plan at this time it will be able to receive approval of Part II no later than June 1, 2000. Approval by that date, along with other necessary approvals, will allow PNM to separate assets and personnel, set up its holding company and subsidiaries, and subject to other Commission requirements, allow its regulated and competitive businesses to begin to function in ways that will benefit customers of both its regulated and competitive businesses and its stockholders.

2.       Summary of PNM's Separation Plan
         --------------------------------
         PNM has chosen to separate its generation from its transmission and distribution assets by creation of separate affiliated companies owned by a common holding company ("HoldingCo"). All non-competitive and ancillary services for the provision of electric transmission and distribution service as well as gas transmission and distribution service will be provided by a regulated utility corporation, referred to herein as "UtilityCo." Competitive generation energy supply and ancillary supply service will be provided by a separate, unregulated corporation referred to as "PowerCo." As required by the Act, unregulated service will not be provided by a regulated company. Shared services will be provided by a division of HoldingCo. This Separation Plan fulfills the mandates of NMSA 1978, ss. 63-3A-8(C) (1999).

3.       Approvals Required
         ------------------

         a. PNM is requesting all approvals necessary to implement its Separation Plan. Because this Separation Plan is required by the Restructuring Act, and because the design of PNM's proposed Separation Plan is expressly authorized by the Restructuring Act, the granting of the approvals that may technically still be required under the Public Utility Act ("PUA") should be far more streamlined and straightforward than had there been no Restructuring Act. Nevertheless, to provide full information to the NMPRC and because many of the requirements of the PUA and Rule 450 provide a framework for testimony filed in support of this application, PNM is specifically requesting all approvals that would otherwise be required and is providing supporting documentation. Specific approvals requested to the full extent required by law are:

             o  NMSA  1978,  ss.   62-3A-6(A)(1)  (1999)  -  approval  of  PNM's
                Separation Plan; o NMSA 1978, ss.ss. 62-6-6 and 62-6-7 - approval to issue securities; o NMSA 1978, ss. 62-6-12(A)(4) - sale and purchase of public utility plant (both gas and electric);

             o NMSA 1978, ss.ss. 62-9-1 and 62-9-6 - certificate of public convenience and necessity for gas and electric operations of UtilityCo;

             o NMSA 1978, ss. 62-9-5 - abandonment of service by both PNM Gas Services and PNM Electric Services.

         b. PNM believes that its filing complies with requirements under the above statutes and any corresponding rules; however, to the extent that traditional application of the standards involved with these PUA approvals would operate to hinder or foreclose compliance with the Restructuring Act, those provisions of the PUA have been superseded by the requirements of the Restructuring Act. NMSA 1978,ss.62-3A-23 (1999).

4.       Compliance with the Restructuring Act and the Public Interest
         -------------------------------------------------------------

         a. The Separation Plan proposed in this filing is required by the Restructuring Act. This Separation Plan complies with the Act and will achieve the goals of the Act.

         b. The issuance of securities will allow PNM to capitalize the new utility in a manner intended to achieve an investment grade rating. Such issuance is not inconsistent with the public interest; its purpose is permitted by the PUA; and the aggregate amount of securities outstanding and proposed to be outstanding will not exceed the fair value of the properties and business of UtilityCo.

         c. Transmission and distribution assets will be transferred at net book value. This will allow the formation of a regulated transmission and distribution ("T & D") utility with essentially the same asset value as the T & D portion of PNM's current assets.

         d. Authorization to abandon service and issuance of a certificate of public convenience and necessity ("CCN") to operate a public utility, if required, will allow the Commission to authorize PNM to abandon its T & D assets and will authorize the new T & D utility to operate in the state of New Mexico subject to the jurisdiction of the Commission. The new utility company is a successor in interest to PNM and entitled to the CCN pursuant to NMSA 1978, ss. 62-3A-5 (1999), whether the Commission determines that a new CCN is necessary coupled with abandonment by the 1917 corporation, or simply a transfer of the existing CCN to UtilityCo pursuant to NMSA 1978, ss. 62-3A-5 (1999).

         e. Plans for  capitalization of UtilityCo and PowerCo will provide both
companies  with  the  financial  viability   appropriate  to  their  prospective
functions.

         f. The creation of a division within HoldingCo to provide shared services will allow both UtilityCo and PowerCo to benefit from economies of scope and scale.

5.   Testimony
     ---------

         Attached to this Application as Exhibit A is a General Diversification Plan as required by Rule 450. Testimony of PNM witnesses Roger J. Flynn, Thomas
G. Sategna and Terry R. Horn are provided in support of the Application.

6.   Waiver
     ------

         PNM respectfully requests a waiver from the requirements of 17 NMAC 1.2 ss.ss. 51.2.2, 51.2.3 and 51.4. As grounds for this request, PNM states that its annual informational financing filing ("AIFF") for 1999 did not include the securities for which approvals are now sought because the Restructuring Act was enacted less than one month prior to the filing of the AIFF and PNM had not yet formulated financing plans related to the Act. Further, PNM will file its annual informational financing filing for 2000 in April of that year. Providing a form of notice according to ss. 51.4 is inapplicable because PNM is not requesting approval of the application in 30 days and because notice will be published as required by the Commission.

7.   Pleadings and notice should be sent to:
     ---------------------------------------

                  PUBLIC SERVICE COMPANY OF NEW MEXICO

                  Terry R. Horn, Vice President & Treasurer
                  Alvarado Square, MS-2704
                  Albuquerque, NM 87158
                  (505) 241-2117

                  PUBLIC SERVICE COMPANY OF NEW MEXICO

                  Charles W. Gunter, Regulatory Project Manager
                  Alvarado Square, MS-0920
                  Albuquerque, NM 87158
                  (505) 241-2212

                  EASTHAM JOHNSON MONNHEIMER & JONTZ, P.C.
                  Marilyn C. O'Leary
                  Charlotte Lamont
                  Attorneys for Public Service Company of New Mexico 500 Marquette NW, Suite 1200
                  Albuquerque, New Mexico 87102
                  P.O. Box 1276
                  Albuquerque, New Mexico  87103
                  (505) 247-2315 (Telephone)
                  (505) 764-5480 (Facsimile)

         WHEREFORE, PNM hereby requests that the Commission issue a final order granting all approvals required for it to implement its Separation Plan as described in this Application.

                                        Respectfully submitted,

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                        Joanne Reuter,  Deputy  General  Counsel
                                        414 Silver, SW, M-S 0806 Albuquerque, NM
                                        87102 (505) 241-4932

                                        WHITE, KOCH, KELLY & McCARTHY, P.A.
                                        Benjamin Phillips
                                        Rebecca Dempsey
                                        Post Office Box 787
                                        Santa Fe, NM 87504-0787
                                        (505) 982-4374


                                        EASTHAM JOHNSON MONNHEIMER & JONTZ, P.C.

                                        By   /s/ Marilyn C. O'Leary
                                           --------------------------
                                           Marilyn C. O'Leary
                                           Charlotte Lamont
                                           Attorneys for Public Service Company
                                             of New Mexico
                                           500 Marquette NW, Suite 1200
                                           Albuquerque, New Mexico 87102
                                           P.O. Box 1276
                                           Albuquerque, New Mexico  87103
                                           (505) 247-2315